UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2014 (January 6, 2014) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-14007 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2014, Sonic Foundry, Inc. (“Sonic Foundry" or “Buyer”), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with all of the remaining shareholders (collectively the “Sellers”) of Mediasite KK, a Japanese corporation (“MSKK”), Shuichi Murakami, as Seller Representative and MSKK to acquire all of the issued and outstanding shares of common stock of MSKK not already owned by Sonic Foundry.  Sonic Foundry acquired an ownership interest in MSKK in October 2001 which currently represents 26% of the issued and outstanding shares of stock.

The Stock Purchase Agreement provides that, upon the terms and subject to the conditions thereof, Sonic Foundry will purchase all of the remaining issued and outstanding common shares of MSKK (the "Acquisition") for approximately 585 million Yen (approximately $5.6 million), after which MSKK will become a wholly owned subsidiary of Sonic Foundry. The purchase price will be comprised of equal components of cash at close, subordinated notes payable in one year with interest at 6.5% per annum and value in shares of Sonic Foundry common stock.

In connection with the signing of the Stock Purchase Agreement, certain key shareholders of Mediasite KK agreed to continue management arrangements with MSKK and will enter into management agreements that will become effective upon the closing of the Acquisition.

The Acquisition is subject to certification that all representations and warranties of Seller and Buyer are true and correct, receipt of an audit of the financial statements of MSKK for the two most recent fiscal years required pursuant to regulations of the United States Securities and Exchange Commission, completion of due diligence, and certain other customary closing conditions.   The Stock Purchase Agreement may be terminated if the Acquisition is not closed on or before January 31, 2014.  The Company expects to close the Acquisition prior to the termination date.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an Exhibit hereto and is incorporated into this report by reference.

The Stock Purchase Agreement governs the contractual rights between the parties in relation to the Acquisition. The Stock Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Stock Purchase Agreement and is not intended to modify or supplement any factual disclosures about Sonic Foundry in its public reports filed with the Securities and Exchange Commission. In particular, the Stock Purchase Agreement is not intended to be, and should not be relied upon as disclosures regarding any facts and circumstances relating to Sonic Foundry. The representations and warranties contained in the Stock Purchase Agreement have been negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the Acquisition if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1
Stock Purchase Agreement dated January 6, 2014, between Sonic Foundry, Inc. (“Sonic Foundry" or “Buyer”), and the shareholders (collectively the “Sellers”) of Mediasite KK, a Japanese corporation (“MSKK”), Shuichi Murakami, as Seller Representative and MSKK

99.1	Press release dated January 9, 2014, announcing Agreement to Acquire Mediasite KK

EXHIBIT LIST

NUMBER	DESCRIPTION

2.1
Stock Purchase Agreement dated January 6, 2014, between Sonic Foundry, Inc. (“Sonic Foundry" or “Buyer”), and the shareholders (collectively the “Sellers”) of Mediasite KK, a Japanese corporation (“MSKK”), Shuichi Murakami, as Seller Representative and MSKK

99.1	Press release dated January 9, 2014, announcing Agreement to Acquire Mediasite KK

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

January 9, 2014	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer